Exhibit 21
TITAN INTERNATIONAL, INC.
SUBSIDIARIES

Jurisdiction of
Name	Incorporation

Titan Tire Corporation	Illinois

Titan Tire Corporation of Freeport	Illinois

Titan Tire Corporation of Bryan	Ohio

Tennessee Custom Mixing	Tennessee

Titan Wheel Corporation of Illinois	Illinois

Titan Marketing Services, LLC	Illinois

Titan Pneus Do Brasil Ltda	Brazil

Titan Europe Plc	United Kingdom

Titan Steel Wheels Ltd	United Kingdom

Intertractor America Corporation	Delaware

Piezas Y Rodajes SA	Spain

Titan France SAS	France

Titan Intertractor GMBH	Germany

ITM Latin America Industria De Pecas Para Tractores Ltda	Brazil

Titan Italia Spa	Italy

Italtractor ITM S.p.A.	Italy

Titan ITM Holding S.p.A.	Italy

Titan ITM (Tianjin) Co Ltd	China

Voltyre-Prom	Russian Federation

Titan Tire Russia B.V.	Netherlands

ITM Mining Pty Ltd	Australia

Titan Tire Reclamation Corporation	Canada

Titan Tire Marketing Services - Canada, Inc.	Canada

Titan Investment Corporation	Illinois

Titan Luxembourg Holding SARL	Luxembourg

Titan Asia Jant San. VE Tic A.S.	Turkey

Titan Argentina S.R.L.	Argentina

Titan Tire Holdings, Inc.	Delaware

Carlstar Group, LLC	Delaware